For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi Revises Second Quarter Forecast

GREENSBORO, N.C. - December 7, 2006 - Unifi, Inc. (NYSE:UFI) announced today that it has revised its expectations for the financial results for the quarter ended December 2006.  The Company previously forecasted $10-12 million EBITDA in its earnings call on October 26, 2006.  The Company now expects actual results to be less than 50% of this forecast.

"The drop in volume, primarily in our partially oriented yarn, or POY business that occurred in the month of September has continued through October and November, despite the reduction in sales price to our customers," said Bill Lowe, Unifi's Chief Operating Officer and CFO.  "We are seeing a significant impact from the low POY volumes.  Although raw material prices have declined since a high in September, we are still working off the higher priced inventory as this business unit is on the first-in-first-out method for inventory, which has had an additional negative effect on earnings, and the low volume has the additional effect of lengthening this process.  Our customers tell us that we have not lost market share in this period, but that the demand from retailers has slowed some business.  Certain customers that built excessive inventory in the summer months also tell us that they are continuing to work those inventories down.  December is typically a slow month because of the holidays, so we do not plan any long-term actions beyond those already planned from an operational point of view until actual sales volumes are clear in the month of January."

As of December 6, 2006, after paying interest on its bond interest obligation, the Company had approximately $16.9 million of cash-on-hand in the U.S. and total cash-on-hand from all operations of approximately $28.6 million.

The Company will update its annual full-year forecast during its earnings call on January 25, 2007.

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Unifi Revises Second Quarter Forecast - page 2

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: aio® - all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications.  For more information about Unifi, visit http://www.unifi.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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